Exhibit 3.200

CERTIFICATE OF CONVERSION

FOR HMA SANTA ROSA MEDICAL CENTER, INC., AN “OTHER BUSINESS ENTITY”

INTO HMA SANTA ROSA MEDICAL CENTER, LLC, A FLORIDA LIMITED LIABILITY

COMPANY

THIS CERTIFICATE OF CONVERSION (“Certificate”) and attached Articles of Organization (“Articles”) are submitted to the Florida Department of Corporations to convert HMA Santa Rosa Medical Center, Inc., a Florida corporation into a Florida limited liability company in accordance with §608.439, Florida Statutes.

R E C I T A L S:

WHEREAS, HMA Santa Rosa Medical Center, Inc. (the “Converting Entity”) is a Florida corporation that approved and adopted a Plan of Conversion to convert into a Florida limited liability company;

WHEREAS, the Converting Entity is a qualifying “Other Business Entity” under §608.439, Florida Statutes; and

WHEREAS, the Articles of Organization approved by the Converting Entity is attached to govern HMA Santa Rosa Medical Center, LLC (the “Converted Entity”), the Florida limited liability company that results from the filing of this Certificate;

P R O V I S I O N S:

Now, THEREFORE, in consideration of the representations, promises, covenants and undertakings of the parties hereto and such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Certificate of Conversion is as follows:

1. Identity of “Other Business Entity.” The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is the Converting Entity, HMA Santa Rosa Medical Center, Inc., which was first and is presently incorporated under the laws of the State of Florida on December 29, 2008.

2. Name of the Florida Limited Liability Company. The name of the Florida limited liability company, as set forth in the attached Articles of Organization, is the Converted Entity, HMA Santa Rosa Medical Center, LLC.

3. Effective Date. This conversion shall be effective on the date this document is filed by the Florida Division of Corporations.

4. Articles of Organization. The Articles of Organization adopted for the Converted Entity are attached hereto and incorporated herein as Exhibit A, in accordance with §608.439, Florida Statutes.

5. Governing Law. This Certificate shall be interpreted, construed and enforced in accordance with the laws of the State of Florida, without reference to the principles of conflicts of laws.

6. Partial Invalidity. If any provision of this Certificate is held invalid or unenforceable by competent authority, that provision will be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The invalidity or unenforceability of any particular provision of this Certificate will not affect other provisions and this Certificate will be construed in all respects as if the invalid or unenforceable provision were omitted.

7. Counterparts. This Certificate may be executed in any number of counterparts and each of such counterparts shall for all purposes be binding, notwithstanding that all of the parties thereto are not signatories to the same counterpart.

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IN WITNESS WHEREOF, the undersigned execute this Certificate of Conversion.

Signed this 23 day of December, 2008.

Signature of Member of limited liability company:

HMA SANTA ROSA MEDICAL CENTER, LLC

/s/ Timothy R. Parry
Health Management Associates, Inc.
By:	Timothy R. Parry, Senior Vice President

Signature on behalf of “Other Business Entity”:

HMA SANTA ROSA MEDICAL CENTER, INC.

/s/ Timothy R. Parry
Timothy R. Parry, Senior Vice President

EXHIBIT A

ARTICLES OF ORGANIZATION

ARTICLES OF ORGANIZATION

OF

HMA SANTA ROSA MEDICAL CENTER, LLC

ARTICLE I. Name. The name of the limited liability company is:

HMA Santa Rosa Medical Center, LLC

ARTICLE II. Address. The street address and the mailing address of the principal office of HMA Santa Rosa Medical Center, LLC is:

Principal Office Address:	Mailing Address:
5811 Pelican Bay Blvd., Suite 500	5811 Pelican Bay Blvd., Suite 500
Naples, FL 34108	Naples, FL 34108

ARTICLE III. Registered Agent, Registered Office, and Registered Agent’s Acceptance of Appointment. The name and Florida street address of the HMA Santa Rosa Medical Center, LLC’s Registered Agent are:

CT Corporation System

1200 South Pine Island Road

Plantation, FL 33324

The registered agent’s signature, evidencing its acceptance of the appointment, is furnished on the separate signature page.

ARTICLE IV. Manager. HMA Santa Rosa Medical Center, LLC shall be manager-managed. The name, address, and title designation of the Manager is:

Title:	Name and Address:
Manager (“MGR”)	Health Management Associates, Inc.
5811 Pelican Bay Blvd., Suite 500
Naples, FL 34108

ARTICLE V. Effective Date. These Articles of Organization shall be effective on the date this document is filed with the Florida Division of Corporations.

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In accordance with §608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization of HMA Florida Santa Rosa Medical Center, LLC.

HEALTH MANAGEMENT ASSOCIATES, INC., Member

By:	/s/ Timothy R. Parry
Name:	Timothy R. Parry, Senior Vice President

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate. I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

CT CORPORATION SYSTEM, Registered Agent

By:	/s/ Chris McNeair

Name:	Chris McNeair

Title:	Assistant Secretary